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                                                                   Exhibit 10.29

                        CATASTROPHE REINSURANCE AGREEMENT


                             EFFECTIVE: JULY 1, 2003

                  (HEREINAFTER REFERRED TO AS THE "AGREEMENT")

                            MADE AND ENTERED INTO BY

                    AMERICAN HERITAGE LIFE INSURANCE COMPANY

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")


                                       AND


                         ALLSTATE LIFE INSURANCE COMPANY

                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

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                                Table of Contents


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
ARTICLE II - PARTIES TO THE AGREEMENT......................................3

ARTICLE III - REINSURANCE..................................................3

ARTICLE IV - REINSTATEMENT OF LIABILITY....................................3

ARTICLE V - DEFINITIONS....................................................3

ARTICLE VI - EXLCUSIONS....................................................4

ARTICLE VII - NET RETAINED LINES...........................................4

ARTICLE VIII - ULTIMATE NET LOSS...........................................5

ARTICLE IX - NOTICE OF LOSS................................................5

ARTICLE X - LOSS SETTLEMENTS...............................................5

ARTICLE XI - EFFECTIVE DATE AND DURATION OF AGREEMENT......................6

ARTICLE XII - EXTENDED EXPIRATION..........................................6

ARTICLE XIII - PREMIUM.....................................................6

ARTICLE XIV - CURRENCY.....................................................6

ARTICLE XV - TERRITORY.....................................................6

ARTICLE XVI - OFFSET.......................................................6

ARTICLE XVII - ERRORS AND OMISSIONS........................................7

ARTICLE XVIII - ACCESS TO RECORDS..........................................7

ARTICLE XIX - COMMUTATION..................................................7

ARTICLE XX - INSOLVENCY....................................................7

ARTICLE XXI - DISPUTE RESOLUTION...........................................8

ARTICLE XXII - SEVERABILITY................................................9

ARTICLE XXIII - CONTROLLING LAW............................................9

ARTICLE XXIV - ENTIRE AGREEMENT............................................9

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This Agreement is to indemnify the Company for Catastrophic loss in respect to the excess liability which may accrue to the Company as a result of any loss or losses which may occur during the term of this Agreement under all policies, riders, binders, contracts or certificates of insurance, or other evidences of liability (hereinafter called "policies") now inforce or which may hereafter come into force and embraces the Company's entire net retained portfolio of Individual Ordinary and Group Life and Individual and Group Accidental Death Benefits.

                      ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

                            ARTICLE III - REINSURANCE

As respects the subject matter of this Agreement, the Company will retain the first $500,000 ultimate net loss from each and every catastrophic accident occurring during the term of this Agreement and the Reinsurer agrees to indemnify the Company for the amount of ultimate net loss in excess of $500,000 for each and every catastrophic accident up to a maximum reimbursement of $5,000,000 for each and every catastrophic accident.

There will be no reinsurance coverage under this Agreement for any accident if the Company's ultimate net loss, net of all other reinsurance is less than $500,000 or if less than five lives are involved in the accident.

                     ARTICLE IV - REINSTATEMENT OF LIABILITY

In the event of any portion of the liability hereunder being exhausted by loss, the amount so exhausted shall be reinstated from the time of the occurrence of the loss after a payment of the remaining pro-rata share of the reinsurance premium for the coverage period. This payment is due within sixty (60) days of a catastrophe claim submission.

                             ARTICLE V - DEFINITIONS

The term "catastrophic accident" as used herein shall be understood to mean each and every accident or series of accidents arising out of one event or occurrence resulting in the death and/or dismemberment of five or more persons insured by the Company.

The term "death" as used herein shall be understood to mean:

     a) In the case of accidental death benefits, any death which qualified for benefits under the original insuring clause issued to the insured by the Company.

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     b)   In the case of life insurance, any death as a result of accidental drowning, asphyxiation or poisoning or bodily injuries, sustained solely through external accidental means directly and independently of all other causes within twelve (12) calendar months from the date of the accident causing such injury.

The term "dismemberment" as used herein shall be understood to mean any dismemberment which qualifies for benefits under the original policy issued by the Company.

The term "Loss Adjustment Expense," as used herein, shall mean expenditures by the Company, other than for office expenses and for the salaries and expenses of its employees, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses, court costs, statutory penalties and accrued interest, other than accrued interest which is part of a judgment. This term shall not include any amount paid or liability incurred by the Company as a result of its acts or omissions in the negotiation, settlement, defense of claims, including any extra-contractual damages, or as result of any acts or omissions in dealing with its policyholders.

                             ARTICLE VI - EXCLUSIONS

This Agreement shall not apply to:

     1) Loss directly or indirectly occasioned by, happening through or in consequence of war, invasion (whether war be declared or undeclared), hostile action of any country (whether war declared or not), civil war, rebellion, usurped power, insurrection, explosions of weapons of war, terrorism, or acts of foreign enemies.
     2) Nuclear attack, nuclear accident, radioactive contamination and/or release of nuclear or atomic energy.
     3) All classes of business other than the Company's Individual Ordinary and Group Life and Individual and Group Accidental Death Benefits
     4)   Federal Employees Group Life Insurance.
     5)   Serviceman's Group Life Insurance.
     6)   Members of Armed Forces on active duty.
     7) Group coverage on professional sports teams, except non-playing personnel not traveling on a regular basis with the team
     8)   Group coverage on airline personnel or their crews
     9)   Credit Card, airport ticket or booth accident business.
     10) Assumed catastrophe reinsurance or the Company's participation in reinsurance pools, reinsurance facilities and underwriting syndicates, regardless of how such arrangements may be named.

                        ARTICLE VII - NET RETAINED LINES

This Agreement applies only to that portion of any insurance or reinsurance which the Company retains net for its own account, and in calculating the amount of any "Ultimate Net Loss" hereunder and also in computing the amount or amounts in excess of which this Agreement

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attaches only loss or losses in respect of that portion of any insurance or reinsurance which the Company retains for its own account shall be included. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such reinsurer or otherwise.

                        ARTICLE VIII - ULTIMATE NET LOSS

The term, "Ultimate Net Loss", as used herein, shall mean the actual loss sustained by the Company in the settlement of claims, payment of benefits, or satisfaction of judgments or awards, in accordance with the underlying contract, excluding loss adjustment expenses which shall be pro-rated and excluding extra-contractual damages which are not reinsured under this Agreement. However, reserves released by death and any recoveries, including recoveries under all reinsurances, are to be first deducted from such loss to arrive at the amount of liability, if any, attaching hereunder. Nothing, however, in this clause shall be construed as meaning that losses are not recoverable hereunder until the Net Loss of the Company has been ascertained.

All reserves released by death, recoveries, and payments recovered or expected to be received subsequent to a loss settlement under this Agreement, shall be applied as if recovered prior to the said settlement, and all necessary adjustments shall be made by the parties hereto.

For the purposes of computing Ultimate Net Loss hereunder, the Company's maximum retention on any one life shall be deemed not to exceed the following:


          Individual Life:                 $  250,000
          Accidental Death Benefits:       $   50,000

                           ARTICLE IX - NOTICE OF LOSS

In the event of loss which may cause a claim under this Agreement, notice is to be given to the Reinsurer as soon as practicable.

                          ARTICLE X - LOSS SETTLEMENTS

The Reinsurer agrees to abide by the loss settlements of the Company, such settlements to be considered as satisfactory proof of loss. All papers in the possession of the Company connected with the adjustment of said losses shall at all times, within a period of two years after the adjustment has been effected, be open to the inspection of a properly authorized representative of the Reinsurer. In no event shall the Reinsurer be liable for any payment of punitive or compensatory damages, or any fines or penalties imposed upon the Company by any state or federal regulatory body or court of law.

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              ARTICLE XI - EFFECTIVE DATE AND DURATION OF AGREEMENT

The Effective Date of this Agreement shall be 12:01 A.M. on July 1, 2003, and this Agreement shall be unlimited as to duration. This Agreement may be unilaterally terminated midnight, December 31, 2003 or any December 31 thereafter by either party giving the other 90 days prior written notice. Termination of this Agreement by the Company or Reinsurer unilaterally terminates the entire Agreement.

                        ARTICLE XII - EXTENDED EXPIRATION

If this Agreement should terminate while a catastrophic accident is in progress, it is agreed that this Agreement shall apply as if such catastrophic accident had occurred entirely within the term hereof.

                             ARTICLE XIII - PREMIUM

The premium to be paid to the Reinsurer, shall be based on an annual rate of $4.00 per $1,000,000 of average net amount at risk on the business covered hereunder for each calendar year. A prorated premium will be paid for calendar year 2003.

A minimum premium of $55,000, shall be paid to the Reinsurer at the beginning of each agreement year. Within sixty (60) days after the end of each Agreement Year, the Company shall furnish a statement of the mean net retained insurance inforce during each Agreement Year and appropriate adjustment, if any, shall be made in accordance with the foregoing paragraph subject to the minimum reinsurance premium of $55,000. A prorated minimum premium will apply to calendar year 2003.

For the purposes of this Agreement, the term "average net amount at risk" shall mean the average of the net retained insurance the subject matter hereof inforce at the beginning and end of each Agreement Year.

                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency.

                             ARTICLE XV - TERRITORY

This Agreement shall only apply to policies issued to insureds domiciled in the United States of America, its territories and possessions, Puerto Rico, and the District of Columbia.

                              ARTICLE XVI - OFFSET

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

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                       ARTICLE XVII - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission will be rectified as soon as possible after discovery.

                        ARTICLE XVIII - ACCESS TO RECORDS

The Reinsurer, or its duly appointed representatives, shall have the right at any reasonable time to examine all records in the possession of the Company referring to business effected hereunder.

                            ARTICLE XIX - COMMUTATION

The Company shall notify the Reinsurer of all claims hereunder which have not been finally settled at the end of two (2) years following the end of the Agreement Year in which they occurred. The Reinsurer may then, or at any time thereafter, request that its liability with respect to one or more of such claims be commuted. In such event the Company and the Reinsurer shall appoint a mutually acceptable Actuary or Appraiser to investigate, determine and capitalize such claim or claims. Payment by the Reinsurer of its share of the amount ascertained to be the capitalized value of such claim or claims shall constitute a complete and final release of the Reinsurer with respect to the claim or claims so capitalized. Any expenses incurred in connection with the commutation of claims, as provided herein, shall be paid by the Reinsurer.

                             ARTICLE XX - INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of

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the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of and in accordance with all of the requirements of the Insurance Department of the Company's state of domicile and the direct insured or insured has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

                        ARTICLE XXI - DISPUTE RESOLUTION

The Reinsurer and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation. Accordingly, the Reinsurer and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; PROVIDED, HOWEVER, that if any such dispute cannot be so resolved by them within sixty calendar days (or such longer period as the parties may agree) after commencing such negotiations, the Reinsurer and the Company agree that they will submit such dispute to arbitration in the manner specified herein, and such arbitration proceeding will be conducted in accordance with, the rules of the American Arbitration Association.

The arbitration hearing will be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company. The Reinsurer and the Company will each appoint one arbitrator by written notification to the other party within thirty calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty calendar days after the date of the mailing of the notification initiating arbitration.

If either the Reinsurer or the Company fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association or of its successor organizations or (if necessary) the president of any similar organization designated by lot of the Reinsurer and the Company within thirty calendar days after the request will appoint the necessary arbitrators.

The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators; PROVIDED, HOWEVEr, that if no two arbitrators reach the same decision, then the average of the two closest mathematical determinations will constitute the decision of all three arbitrators. The place of arbitration will be in the state of domicile of the Reinsurer. Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable and (at the request of either of the Reinsurers or the

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Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction. No such award or judgment will bear interest. Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (b) one-half of the fees and expenses charged by each arbitrator.

This Article shall survive the cancellation of this Agreement.

                           ARTICLE XXII - SEVERABILITY

If any part, term, or provision of this treaty shall be held void, illegal, or unenforceable, the validity of the remaining portion or portions shall not be affected thereby.

                         ARTICLE XXIII - CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of domicile of the Company.

                         ARTICLE XXIV - ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and no amendment, alteration or modification of this Agreement shall be valid unless expressed in a written instrument duly executed by each of the parties hereto.


ALLSTATE LIFE INSURANCE COMPANY            AMERICAN HERITAGE LIFE INSURANCE COMPANY


       /s/ Steven E. Shebik                       /s/ Casey J. Sylla
--------------------------------------     -------------------------------------
Name:  Steven E. Shebik                    Name:  Casey J. Sylla
       -------------------------------            --------------
Title: Senior Vice President and Chief     Title: Chairman of the Board
       -------------------------------            ---------------------
       Financial Officer
       -----------------

Date:          7/28/03                     Date:         7/29/03
     ----------------------------------         --------------------------------

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